                                                               EXHIBIT 99.3


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                         NUMBER ON SUBSTITUTE FORM W-9



GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------------------------------------------------------------------
                              Give the                                                       Give the EMPLOYER
                              SOCIAL SECURITY                                                IDENTIFICATION
For this type of account:     number of --                  For this type of account:        number of --
------------------------------------------------------------------------------------------------------------------------
1. An individual's account    This individual               6.  A valid trust, estate, or    The legal entity (Do not
                                                                pension trust                furnish the identification
                                                                                             number of the personal
                                                                                             representative or trustee
                                                                                             unless the legal entity
                                                                                             itself is not designated in
                                                                                             the account title.)(4)

2. Two or more individuals    The actual owner of the       7.  Corporate account            The corporation
   (joint account)            account or, if combined
                              funds, the first individual
                              on the account
                              (1)

3. Custodian account of a     The minor(2)                  8.  Association, club            The organization
   minor (Uniform Gift to                                       religious, charitable,
   Minors Act)                                                  educational or other
                                                                tax-exempt
                                                                organization

4. a. The usual revocable     The grantor-trustee(1)        9.  Partnership account          The partnership
      savings trust account
      (grantor is also
      trustee)

   b. So-called trust         The actual owner(1)
      account that is not a
      legal or valid trust
      under state law

5. Sole proprietorship        The owner(3)                  10. A broker or registered       The broker or nominee
   account                                                      nominee

                                                            11. Account with the             The public entity
                                                                Department of
                                                                Agriculture in the name
                                                                of a public entity (such
                                                                as a state or local
                                                                government, school
                                                                district, or prison) that
                                                                receives agricultural
                                                                program payments
------------------------------------------------------------------------------------------------------------------------

     (1) List first and circle the name of the person whose number you furnish.

     (2) Circle the minor's name and furnish the minor's Social Security number.

     (3) Show your individual name. You may also enter your business name. You may use your Social Security number or employer identification number.

     (4) List first and circle the name of the legal trust, estate, or pension trust.

     Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2



Obtaining a Taxpayer Identification Number
If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card (for individuals), from your local office of the Social Security Administration, or Form 554, Application for Employer Identification Number (for businesses and all other entities), from your local Internal Revenue Service office and apply for a number.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, check the box "Awaiting TIN" in Part 3, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees and Payments Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:

*     A corporation.
*     A financial institution.
* An organization exempt from tax under section 501(a), or an individual retirement account, or a custodial account under section 4031b)(7).
*     The United States or any agency or instrumentality thereof.
* A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
* A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
*     An international organization or any agency or instrumentality thereof.
* A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
*     A real estate investment trust.
*     A common trust fund operated by a bank under section 584(a).
*     An exempt charitable remainder trust, or a trust described in section
      4947.
* An entity registered at all times during the tax year under the Investment Company Act of 1940.
*     A foreign central bank of issue.
* A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

*     Payments to nonresident aliens subject to withholding under section 1441.
* Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
* Payments of patronage dividends where the amount received is not paid in money.
*     Payments made by certain foreign organizations.
* Payments of interest not generally subject to backup withholding include the following:
* Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
* Payments of tax-exempt interest (including exempt-interest dividends under section 652).
*     Payments described in section 6049(b)(5) to nonresident aliens.
*     Payments on tax-free covenant bonds under section 1451.
*     Payments made by certain foreign organizations.
*     Mortgage interest paid to you.

EXEMPT PAYEES AND PAYMENTS, --Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, RETURN IT TO THE PAYER AND SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N and their regulations.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31 % of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--WiIIfuIIy falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.